Form 201                                     This space reserved for office use.
(revised 6/01)

                           Articles of Incorporation
                            Pursuant to Article 3.02
                         Texas Business Corporation Act

Return in Duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709

Filing Fee:  $300

                           Article 1 - Corporate Name

The name of the corporation is as set forth below:

CI SELL CARS, INC.

The name must contain the word "corporation," "company," "incorporated," or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

               Article 2 - Registered Agent and Registered Office
               (Select and complete either A or B and complete C)

[ ] A. The initial registered agent is a corporation (cannot be corporation named above) by the name of:

OR

[X] B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name                 M.I.        Last Name                          Suffix
CURTIS                                 HUNSINGER

C. The business address of the registered agent and the registered office address is:

Street Address             City                            TX           Zip Code
25402 CHAPEL RIDGE         SPRING                                          77373

                              Article 3 - Directors


The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1:  First Name    M.I.        Last Name                          Suffix
CURTIS                                 HUNSINGER


Street Address             City                            State        Zip Code
25402 CHAPEL RIDGE         SPRING                          TEXAS           77373

Director 2:  First Name    M.I.        Last Name                          Suffix


Street Address             City                            State        Zip Code


Director 3:  First Name    M.I.        Last Name                          Suffix


Street Address             City                            State        Zip Code


                          Article 4 - Authorized Shares

[X] A. The total number of shares the corporation is authorized to issue is 110,000,000 and the par value of each of the authorized shares is $.001

OR (You must select and complete either option A or option B, do not select both.)

[ ] B. The total number of shares the corporation is authorized to issue is and the shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

                       Article 5 - Initial Capitalization

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000).

                              Article 6 - Duration


The period of duration is perpetual.

                              Article 7 - Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Supplemental Provisions/Information

Text Area
TOTAL AUTHORIZED IS 110,000,000
COMMON IS 100,000,000 PAR VALUE .001
PREFERRED IS 10,000,000 PAR VALUE .001

[The attached addendum are incorporated herein by reference.]

                                  Incorporator


The name and address of the incorporator is set forth below.

Name:
Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Street Address             City                            State        Zip Code
830 Bear Tavern Road       West Trenton                    New Jersey      08628


                            Effective Date of Filing

[X] This document will become effective when the document is filed by the secretary of state.

OR

[ ] This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

                                    Execution

The undersigned incorporator signs these articles of incorporation subject to the penalties imposed by law for the submission of a false or fraudulent document.

/s/ Joanne Wassey
-----------------
Signature of incorporator